Exhibit 99.1

Cirrus Logic Reports September Quarter Revenue Up 23 Percent Sequentially to $190.7 Million

Delivers Strong Sequential Earnings Per Share and Operating Profit Growth

AUSTIN, Texas--(BUSINESS WIRE)--October 29, 2013--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the second quarter fiscal year 2014, which ended Sept. 28, as well as the company’s current business outlook.

“Q2 was another great quarter for Cirrus Logic as portable audio continued to be a key driver of our success and we made significant progress on our strategic initiatives,” said Jason Rhode, president and chief executive officer. “We are especially pleased with the addition of Acoustic Technologies to the Cirrus Logic team as they are expected to accelerate our progress toward our vision of being the preferred supplier of signal processing components.”

Reported Financial Results – Second Quarter FY14

  Revenue of $190.7 million;
  Gross margin of 52 percent;
  GAAP operating expenses of $48.8 million and non-GAAP operating expenses of $43.4 million; and
  GAAP diluted earnings per share of $0.50 and non-GAAP diluted earnings per share of $0.84.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Third Quarter FY14

  Revenue is expected to range between $200 million and $220 million;
  Gross margin is expected to be between 45 percent and 47 percent; and
  Combined R&D and SG&A expenses are expected to range between $50 million and $54 million, which includes approximately $7 million in share-based compensation and acquisition related items.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 76914741).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Phoenix, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating profit and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of third quarter fiscal year 2014 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and acquisition related items. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the third quarter of fiscal year 2014, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 30, 2013, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic, Inc.

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended

	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2013	2013	2012	2013	2012
	Q2'14	Q1'14	Q2'13	Q2'14	Q2'13
Audio products	$179,912	$143,666	$177,915	$323,578	$258,662
Energy products	10,759	11,459	15,859	22,218	34,118
Net revenue	190,671	155,125	193,774	345,796	292,780
Cost of sales	91,223	75,627	93,687	166,850	139,253
Gross Profit	99,448	79,498	100,087	178,946	153,527
Gross Margin	52.2%	51.2%	51.7%	51.7%	52.4%

Research and development	29,722	28,530	29,468	58,252	54,378
Selling, general and administrative	19,215	19,198	20,194	38,413	38,253
Restructuring and other costs	(154)	(430)	-	(584)	-
Patent settlements, net	-	695	-	695	-
Total operating expenses	48,783	47,993	49,662	96,776	92,631

Operating income	50,665	31,505	50,425	82,170	60,896

Interest income, net	201	158	131	359	258
Other expense, net	(38)	(17)	(40)	(55)	(63)
Income before income taxes	50,828	31,646	50,516	82,474	61,091
Provision for income taxes	17,461	11,004	15,067	28,465	18,715
Net income	$33,367	$20,642	$35,449	$54,009	$42,376

Basic earnings per share:	$0.53	$0.33	$0.55	$0.85	$0.65
Diluted earnings per share:	$0.50	$0.31	$0.51	$0.82	$0.61

Weighted average number of shares:
Basic	63,217	63,363	64,924	63,329	64,697
Diluted	66,125	66,188	69,207	66,203	68,920

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended
	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2013	2013	2012	2013	2012
Net Income Reconciliation	Q2'14	Q1'14	Q2'13	Q2'14	Q2'13
GAAP Net Income	$33,367	$20,642	$35,449	$54,009	$42,376
Amortization of acquisition intangibles	-	-	251	-	604
Stock based compensation expense	5,739	5,774	5,563	11,513	9,736
Restructuring and other costs, net	(154)	(430)	-	(584)	-
Patent settlements, net	-	695	-	695	-
Provision for income taxes	16,378	10,161	13,580	26,539	16,935
Non-GAAP Net Income	$55,330	$36,842	$54,843	$92,172	$69,651

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.50	$0.31	$0.51	$0.82	$0.61
Effect of Amortization of acquisition intangibles	-	-	-	-	0.01
Effect of Stock based compensation expense	0.09	0.09	0.08	0.17	0.14
Effect of Restructuring and other costs, net	-	-	-	(0.01)	-
Effect of Patent settlements, net	-	0.01	-	0.01	-
Effect of Provision for income taxes	0.25	0.15	0.20	0.40	0.25
Non-GAAP Diluted earnings per share	$0.84	$0.56	$0.79	$1.39	$1.01

Operating Income Reconciliation
GAAP Operating Income	$50,665	$31,505	$50,425	$82,170	$60,896
GAAP Operating Profit	27%	20%	26%	24%	21%
Amortization of acquisition intangibles	-	-	251	-	604
Stock compensation expense - COGS	239	6	119	245	237
Stock compensation expense - R&D	2,158	2,854	2,097	5,012	4,340
Stock compensation expense - SG&A	3,342	2,914	3,347	6,256	5,159
Restructuring and other costs, net	(154)	(430)	-	(584)	-
Patent settlements, net	-	695	-	695	-
Non-GAAP Operating Income	$56,250	$37,544	$56,239	$93,794	$71,236
Non-GAAP Operating Profit	30%	24%	29%	27%	24%

Operating Expense Reconciliation
GAAP Operating Expenses	$48,783	$47,993	$49,662	$96,776	$92,631
Amortization of acquisition intangibles	-	-	(251)	-	(604)
Stock compensation expense - R&D	(2,158)	(2,854)	(2,097)	(5,012)	(4,340)
Stock compensation expense - SG&A	(3,342)	(2,914)	(3,347)	(6,256)	(5,159)
Restructuring and other costs, net	154	430	-	584	-
Patent settlements, net	-	(695)	-	(695)	-
Non-GAAP Operating Expenses	$43,437	$41,960	$43,967	$85,397	$82,528

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)
	Sep. 28,	Jun. 29,	Mar. 30,	Sep. 29,
	2013	2013	2013	2012
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$68,886	$67,170	$66,402	$67,846
Marketable securities	199,423	165,540	105,235	66,731
Accounts receivable, net	97,640	63,642	69,289	130,870
Inventories	91,247	110,624	119,300	144,881
Deferred tax asset	38,398	54,774	64,937	53,144
Other current assets	23,978	20,810	19,371	19,845
Total Current Assets	519,572	482,560	444,534	483,317

Long-term marketable securities	40,254	39,408	64,910	-
Property and equipment, net	101,885	99,169	100,623	86,992
Intangibles, net	4,734	4,714	4,650	5,208
Goodwill	6,027	6,027	6,027	6,027
Deferred tax asset	16,638	16,732	16,671	72,150
Other assets	10,051	11,289	13,932	21,402
Total Assets	$699,161	$659,899	$651,347	$675,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$56,868	$47,341	$60,827	$103,366
Accrued salaries and benefits	16,894	13,476	16,592	15,594
Other accrued liabilities	6,313	9,532	10,704	14,218
Deferred income on shipments to distributors	4,858	4,419	4,956	6,580
Total Current Liabilities	84,933	74,768	93,079	139,758

Other long-term obligations	11,231	9,706	10,094	10,042

Stockholders' equity:
Capital stock	1,055,256	1,048,497	1,041,834	1,025,272
Accumulated deficit	(451,532)	(472,180)	(492,741)	(499,233)
Accumulated other comprehensive loss	(727)	(892)	(919)	(743)
Total Stockholders' Equity	602,997	575,425	548,174	525,296
Total Liabilities and Stockholders' Equity	$699,161	$659,899	$651,347	$675,096

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com